UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2014

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-573-1660

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kevin McArthur

On March 13, 2014, the Board of Directors (the “Board”) of Royal Gold, Inc. (the “Company”), based on the recommendation of the Compensation, Nominating and Governance Committee of the Board, elected Kevin McArthur (age 59) to serve as a Class III Director of the Company. As a Class III Director, Mr. McArthur shall hold office for a term expiring at the Company’s 2014 annual meeting of stockholders.

Mr. McArthur will be compensated for his service on the Board in accordance with the Company’s compensatory and other arrangements for nonemployee directors, which are described under the heading “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on October 11, 2013. Mr. McArthur has not been appointed to serve on any committee of the Board.

The Board has determined that Mr. McArthur is independent under the rules of The Nasdaq Stock Market as well as applicable rules and regulations adopted by the Securities and Exchange Commission.

The Company issued a press release announcing Mr. McArthur’s election to the Board on March 14, 2014, which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Retirement of S. Oden Howell Jr.

On March 12, 2014, S. Oden Howell Jr. notified the Company of his decision to retire from the Board, effective March 13, 2014, after 21 years of service. Mr. Howell’s decision to retire from the Board was not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated March 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

Dated: March 14, 2014	By:	/s/ Bruce C. Kirchhoff
	Name: Title:	Bruce C. Kirchhoff Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 14, 2014.